REFORMATION AND
FOURTH MODIFICATION OF UNSECURED LOAN AGREEMENT

This REFORMATION AND FOURTH MODIFICATION OF UNSECURED LOAN AGREEMENT (the “Reformation”) is made and entered into as of June 20, 2014, but effective as of November 15, 2011 (the “Effective Date”), by and between Inland Real Estate Corporation, a Maryland corporation (“Borrower”) and Wells Fargo Bank, National Association (“Lender”), under the following circumstances.
RECITALS:
A.    Borrower and Lender entered into an Unsecured Loan Agreement as of November 15, 2011 (as previously amended, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.
B.    In Article I of the Loan Agreement, the Borrower and Lenders provided that the definition of “Indebtedness” of a Person includes, among other things, “(f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group).”
C.    The parties’ intent, as evidenced by their use of the defined term “Consolidated Outstanding Indebtedness” elsewhere in the Loan Agreement, was to reference “Consolidated Outstanding Indebtedness” to encompass the concept of the “consolidated Indebtedness of the Consolidated Group” in the definition of “Indebtedness.”
D.    In Article I of the Loan Agreement, the Borrower and Lenders provided in the definition of “Qualifying Unencumbered Property” that “[n]o asset shall be deemed to be unencumbered unless both such asset and all Capital Stock of the Subsidiary Guarantor owning such asset is unencumbered and neither such Subsidiary Guarantor nor any other intervening Subsidiary between Borrower and such Subsidiary Guarantor has any Indebtedness for borrowed money (other than Indebtedness due to Borrower).”
E.    The parties’ intent in the Loan Agreement, as evidenced by Schedules 5 and 7 to the Existing Term Loan Agreement; Schedules 5 and 7 to the Existing Revolving Credit Agreement; and Schedules 1.1 and 4.26 to the Loan Agreement, was to permit Subsidiaries to guarantee the obligations of the Borrower as borrower under the Existing Revolving Credit Agreement and Wells Fargo Term Loan without such Guarantee Obligations causing any of the respective assets of these Subsidiaries to fail to be Qualifying Unencumbered Property.
F.    The Borrower and Lenders desire to reform and amend the Loan Agreement to more clearly reflect their intent and ensure that certain Guarantee Obligations of Subsidiaries not cause any of the respective assets of these Subsidiaries to fail to be Qualifying Unencumbered Property.
NOW, THEREFORE, the Loan Agreement shall be reformed and amended, effective as of the Effective Date, as follows:
1.Reformation of Loan Agreement. Article I, titled Definitions, of the Loan Agreement is hereby reformed and amended by deleting the existing versions of the defined terms “Indebtedness” and “Qualifying Unencumbered Property” and replacing them with the following, respectively:

“Indebtedness” - of any Person at any date means without duplication,
(a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person,
(b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP,
(c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) the attributable Indebtedness of such Person with respect all Capitalized Lease Obligations and Synthetic Lease Obligations,
(e) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
(f) all Guarantee Obligations of such Person (excluding in any calculation of Consolidated Outstanding Indebtedness, Guarantee Obligations of one member of the Consolidated Group in respect of obligations of any other member of the Consolidated Group),
(g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities,
(h) all net obligations of such Person under Swap Contracts, and
(i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
The amount of any net obligations under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Qualifying Unencumbered Properties” - means any Stabilized Retail Project which as of any date of determination,
(a) is wholly owned by a Subsidiary Guarantor, in fee simple or under the terms of a Financeable Ground Lease,
(b) is located in the United States,

(c) is not, nor is any interest of Borrower or any Subsidiary therein, subject to any lien (other than Permitted Liens set forth in Sections 5.9(i) through 5.9(v)) or to any Negative Pledge (other than Permitted Negative Pledges);
(d) with respect to which
(i) none of Borrower’s direct or indirect ownership interest in such Subsidiary Guarantor is subject to any lien, or agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project), other than this Agreement, the Existing Line of Credit Agreement and the Existing Term Loan Agreement, which prohibits or limits the ability of such Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any Projects or Capital Stock of such Subsidiary Guarantor or to a Negative Pledge other than Permitted Negative Pledges; and
(ii) Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of Borrower or such Subsidiary Guarantor, as applicable, other than, with respect to this clause (y) only, the consent of the lenders under this Agreement, the Existing Revolving Credit Agreement or the Existing Term Loan Agreement, to the extent consent is required under such agreements;
(e) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 5.9(i) through 5.9(iv)) on any Project or Capital Stock of such Subsidiary Guarantor or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause);
(f) is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project as evidenced by a certification of Borrower; and
(g) when aggregated with all other Qualifying Unencumbered Properties, results in the Qualifying Unencumbered Properties as a whole having at least eighty percent (80%) of their aggregate gross leasable area physically occupied.
No asset shall be deemed to be unencumbered unless such asset, all Capital Stock of the Subsidiary Guarantor owning such asset, and all Capital Stock of each intervening Subsidiary between the Borrower and such Subsidiary Guarantor are unencumbered.
2.Representations and Warranties. As a material inducement to Lender's entry into this Reformation, Borrower represents and warrants to Lender as of the Effective Date:

2.1
Full Force and Effect. The Note and other Loan Documents, as heretofore amended, are in full force and effect without any defense, counterclaim, right or claim of set-off; Borrower has no claim against Lender as of the date hereof; all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.

2.2
No Default. No Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein, in the Loan Agreement (as modified hereby) and in the other Loan Documents are true and correct, and shall survive execution of this Agreement.

3.Non-Impairment. Except as expressly provided herein, nothing in this Reformation shall alter or affect any provision, condition, or covenant contained in the Loan Agreement or any of the Loan Documents (as defined in the Loan Agreement) or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly reformed and modified hereby; provided, that for purposes of avoiding ambiguity, Lender acknowledges and agrees that to the extent a breach of a Loan Document, a Default or an Unmatured Default would have occurred prior to the date of entry into this Reformation but for the corrections and modifications contained in, or otherwise effected by, this Reformation, no such breach, Default or Unmatured Default has occurred.

4.Counterparts. This Reformation may be executed in one or more counterparts, each of which shall be deemed an original.

5.Lender’s Costs. Borrower shall reimburse Lender for all of Lender's costs and expenses incurred in connection with this Reformation and the transactions contemplated hereby, whether such services are furnished by Lender's employees or agents or by independent contractors, including, without limitation, reasonable attorneys' fees, documentation costs and charges.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Reformation as of the date first set forth above.

BORROWER:		LENDER:

Inland Real Estate Corporation		Wells Fargo Bank, National Association

By:	/S/ BRETT A. BROWN	By:	/S/ WINITA LAU
Name:	Brett A. Brown	Name:	Winita Lau
Title:	Executive Vice President	Title:	Vice President
Chief Financial Officer

GUARANTOR CONSENT

Each of the undersigned (collectively, the "Guarantors") consents to the foregoing Fourth Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under that certain Repayment Guaranty, dated November 15, 2011 (as it heretofore may have been amended or otherwise modified from time to time, the "Guaranty"), guarantying the Loan.

Each Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower's obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Agreed and Acknowledged:

Dated as of: June 20, 2014

"GUARANTORS"

Inland Skokie Fashion Square II, L.L.C., a Delaware limited liability company

By: Inland Real Estate - Illinois, L.L.C., a Delaware limited liability company, its sole member

By: Inland Real Estate Corporation, a Maryland corporation, its sole member

By:    /S/ BRETT A. BROWN
Name:    Brett A. Brown
Title:    Executive Vice President
Chief Financial Officer

Inland Ryan, LLC, a Delaware limited liability company

By: Inland Real Estate Corporation, a Maryland corporation, its managing member

By:    /S/ BRETT A. BROWN
Name:    Brett A. Brown
Title:    Executive Vice President
Chief Financial Officer

Inland Big Lake, L.L.C., a Delaware limited liability company
Inland Nantucket Square, L.L.C., a Delaware limited liability company
Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company
Inland Six Corners, L.L.C., a Delaware limited liability company
Inland Lansing Square, L.L.C., a Delaware limited liability company
Inland Maple Park Place, L.L.C., a Delaware limited liability company
Inland Elmhurst City Centre, L.L.C., a Delaware limited liability company
Inland St. James Crossing, L.L.C., a Delaware limited liability company
Inland Chestnut Court, L.L.C., a Delaware limited liability company
Inland Freeport Southwest Avenue, L.L.C., a Delaware limited liability company
Inland Wauconda Shopping Center, L.L.C., a Delaware limited liability company
Inland Eastgate Shopping Center, L.L.C., a Delaware limited liability company
Inland West River Crossings, L.L.C., a Delaware limited liability company
Inland Hickory Creek, L.L.C., a Delaware limited liability company
Inland Two Rivers Plaza, L.L.C., a Delaware limited liability company
Inland Elmwood Park, L.L.C., a Delaware limited liability company
Inland 250 Golf Schaumburg, L.L.C., a Delaware limited liability company
Inland Park Center Plaza, L.L.C., a Delaware limited liability company
Inland 1738 Hammond, L.L.C., a Delaware limited liability company
Inland Plymouth Collection, L.L.C., a Delaware limited liability company
Inland V. Richards Plaza, L.L.C., a Delaware limited liability company
Inland Baytowne Square, L.L.C., a Delaware limited liability company
Inland Schaumburg Promenade, L.L.C, a Delaware limited liability company
Inland Brunswick Marketplace, L.L.C., a Delaware limited liability company
Inland Medina Marketplace, L.L.C., a Delaware limited liability company
Inland Hutchinson, L.L.C., a Delaware limited liability company
Inland Mankato Heights, L.L.C., a Delaware limited liability company
Inland Rochester Marketplace, L.L.C., a Delaware limited liability company
Inland Real Estate University Crossings, L.L.C., a Delaware limited liability company
Inland Real Estate Highway 41, L.L.C., a Delaware limited liability company
Inland Wauconda Crossings, L.L.C., a Delaware limited liability company
Inland Apache Shoppes, L.L.C., a Delaware limited liability company
Inland Bergen Plaza, L.L.C., a Delaware limited liability company
Inland Downers Grove Marketplace, L.L.C, a Delaware limited liability company
Inland TFM Lincolnshire, L.L.C., a Delaware limited liability company
Inland Goldenrod Marketplace, L.L.C., a Delaware limited liability company

Inland Iroquois Center, L.L.C., a Delaware limited liability company
Inland Mokena Marketplace, L.L.C., a Delaware limited liability company
Inland Oak Forest Commons, L.L.C. a Delaware limited liability company
PTI Ft. Wayne, LLC, a Delaware limited liability company
Inland Orland LaGrange Rd. Outlot L.L.C., a Delaware limited liability company
Inland Real Estate Park Square, L.L.C., a Delaware limited liability company
Inland Grayhawk, L.L.C., a Delaware limited liability company
Inland Warsaw, L.L.C., a Delaware limited liability company

Inland Gateway Square, L.L.C., a Delaware limited liability company

By:	INLAND REAL ESTATE CORPORATION, a Maryland corporation, as the sole member of each of the foregoing limited liability companies

By:    /S/ BRETT A. BROWN
Name:    Brett A. Brown
Title:    Executive Vice President
Chief Financial Officer

IN Retail Fund Greentree, L.L.C., a Delaware limited liability company
IN Retail Fund Greentree Outlot, L.L.C., a Delaware limited liability company
Inland Mapleview, L.L.C., a Delaware limited liability company
Inland Free MPV, L.L.C., a Delaware limited liability company
IN Retail Fund Ravinia, L.L.C., a Delaware limited liability company
Inland Showplace, L.L.C., a Delaware limited liability company
Inland J.8K, L.L.C., a Delaware limited liability company

By: IN Retail Fund, L.L.C., a Delaware limited liability company, manager of each of the foregoing limited liability companies

By: IN Retail Manager, L.L.C., a Delaware limited liability company, its manager

By: Inland Real Estate Corporation, a Maryland corporation, its sole member and manager

By:    /S/ BRETT A. BROWN
Name:    Brett A. Brown
Title:    Executive Vice President
Chief Financial Officer